EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Parallel Petroleum Corporation
 Midland, TX
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of Parallel Petroleum Corporation and related co-registrants on Form S-3 (File No. 333-119725) (the “Registration Statement”) of our reports dated March 10, 2006, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Parallel Petroleum Corporation appearing in the Company’s Annual Report of Form 10-K for the year ended December 31, 2005.
     Our report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 (1) expressed an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (2) expressed an adverse opinion that Parallel Petroleum Corporation did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness relating to the documentation of hedge designations which was not properly designed to provide reasonable assurance that the derivative contracts would be properly recorded and disclosed in the financial statements in accordance with accounting principles generally accepted in the United States of America.
     Our report on the consolidated financial statements included an explanatory paragraph describing the Company’s restatement of its 2004 financial statements.
     In addition, we hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of our report dated March 24, 2006, relating to the Combined Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Lynx Production Company, Inc. and Nine Other Sellers for the years ended December 31, 2005 and 2004, which report appears in the Current Report on Form 8-K/A (Amendment No. 1) of Parallel Petroleum Corporation dated January 12, 2006 filed on or about March 30, 2006.
     In addition, we hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of our report dated May 31, 2006, relating to the Combined Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties Purchased in the Barnett Shale Gas Project for the year ended December 31, 2005, which report appears in the Current Report of Form 8-K/A (Amendment No. 1) of Parallel Petroleum Corporation dated March 29, 2006 filed on or about June 13, 2006.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN LLP
Houston, Texas
August 10, 2006